Exhibit 10.1

THIRD STANDSTILL AND AMENDMENT AGREEMENT

    This THIRD STANDSTILL AND AMENDMENT AGREEMENT (this "Third Standstill Agreement"), dated as of December 2, 2002, is among SEITEL, INC. (the "Company"), a Delaware corporation, each of its Subsidiaries identified below, and each of the investors listed on the signature pages hereto (together with successors and assigns of each, a "Noteholder," and collectively, the "Noteholders"). Capitalized terms have the respective meanings ascribed thereto in Section 1 hereof.

W I T N E S S E T H:

    WHEREAS, each of the 1995 Noteholders and the Company are party to those certain separate Note Purchase Agreements dated as of December 28, 1995 (collectively, as amended, the "1995 Note Purchase Agreement"), providing for the sale by the Company and the purchase by the 1995 Noteholders of the Company's 7.17% Series B Senior Notes due December 30, 2002 (the "Series B Notes") in the aggregate original principal amount of $27,500,000 and the Company's 7.48% Series C Senior Notes due December 30, 2002 (the "Series C Notes" and together with the Series B Notes, collectively, the "1995 Notes") in the aggregate original principal amount of $22,500,000; and

    WHEREAS, each of the 1999 Noteholders and the Company are party to those certain separate Note Purchase Agreements dated as of February 12, 1999 (collectively, as amended, the "1999 Note Purchase Agreement"), providing for the sale by the Company and the purchase by the 1999 Noteholders of the Company's 7.03% Series D Senior Notes due February 15, 2004 (the "Series D Notes") in the aggregate original principal amount of $20,000,000, the Company's 7.28% Series E Senior Notes due February 15, 2009 (the "Series E Notes") in the aggregate original principal amount of $75,000,000 and the Company's 7.43% Series F Senior Notes due February 15, 2009 (the "Series F Notes" and together with the Series D Notes and the Series E Notes, collectively, the "1999 Notes") in the aggregate original principal amount of $43,000,000; and

    WHEREAS, each of the 2001 Noteholders and the Company are party to those certain separate Note Purchase Agreements dated as of October 15, 2001 (collectively, the "2001 Note Purchase Agreement"), providing for the sale by the Company and the purchase by the 2001 Noteholders of the Company's 7.04% Series G Senior Notes due October 15, 2006 (the "Series G Notes") in the aggregate original principal amount of $20,000,000, the Company's 7.19% Series H Senior Notes due October 15, 2008 (the "Series H Notes") in the aggregate original principal amount of $50,000,000 and the Company's 7.34% Series I Senior Notes due October 15, 2011 (the "Series I Notes" and together with the Series G Notes and the Series H Notes, collectively, the "2001 Notes") in the aggregate original principal amount of $37,000,000; and

    WHEREAS, the 1995 Note Purchase Agreement, the 1999 Note Purchase Agreement and the 2001 Note Purchase Agreement are collectively referred to herein as the "Note Purchase Agreements;" and

    WHEREAS, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes, the Series H Notes and the Series I Notes are collectively referred to herein as the "Notes;" and

    WHEREAS, the obligations of the Company under the Note Purchase Agreements and the Notes have been guaranteed by the Restricted Subsidiaries pursuant to the Subsidiary Guaranties; and

    WHEREAS, on the date hereof, the Company's records indicate that each Noteholder is the registered owner, in its own or its nominee's name, of one or more of the Notes; and

    WHEREAS, the Noteholders, the Company and the Subsidiary Guarantors are party to that certain Standstill and Amendment Agreement dated as of July 17, 2002 and that certain Second Standstill and Amendment Agreement dated as of October 15, 2002 (and together with various preceding standstill, forbearance and/or amendment letters and agreements between the Company and the Noteholders, collectively, the "Original Standstill Agreement") pursuant to which such Noteholders agreed to forbear until December 2, 2002 (the "Original Termination Date") from exercising rights and remedies they had pursuant to the Note Purchase Agreements as a result of the existence and occurrence of certain Events of Default and the Company agreed to comply with certain terms and conditions as more fully described therein; and

    WHEREAS, certain Defaults or Events of Default have occurred and continue to exist; and

    WHEREAS, the Company acknowledges and agrees that, upon the expiration of the Original Standstill Agreement, the Noteholders would have the right under the Note Purchase Agreements to accelerate the Notes immediately and otherwise exercise, or cause to be exercised, all rights and remedies available to the Noteholders under the Note Purchase Agreements and under law and in equity; and

    WHEREAS, the Company has requested that the Noteholders (a) continue to forbear from exercising any rights and remedies in respect of any Existing Event of Default or Potential Default during the Standstill Period, (b) extend the Original Termination Date and (c) provide certain other accommodations to the Company as set forth herein; and

    WHEREAS, the Company has, in consideration of the accommodations referred to in the immediately foregoing clause, agreed to comply with the terms and conditions of this Third Standstill Agreement; and

    WHEREAS, the Company and each Noteholder are desirous of entering into this Third Standstill Agreement on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the matters referred to above, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  DEFINITIONS.

    The following terms listed below have the meanings set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreements.

    "Agreement in Principle" has the meaning assigned to such term in clause (ix) of the definition of "Termination Event."

    "Canadian Counsel" has the meaning assigned to such term in Section 5(c) of this Third Standstill Agreement.

    "Canadian Subsidiaries" has the meaning assigned to such term in Section 5(b) of this Third Standstill Agreement.

    "Company" has the meaning assigned to such term in the first paragraph of this Third Standstill Agreement.

    "DDD Sale" has the meaning assigned to such term in Section 5(g) of this Third Standstill Agreement.

    "Escrow Account" has the meaning assigned to such term in Section 5(g) of this Third Standstill Agreement.

    "Escrow Agreement" has the meaning assigned to such term in Section 5(g) of this Third Standstill Agreement.

    "Escrow Bank" has the meaning assigned to such term in Section 5(g) of this Third Standstill Agreement.

    "Existing Event of Default" means an Event of Default listed on Exhibit A1 hereto

    "Financial Advisor" means Crossroads, LLC, the financial advisor to the Noteholders' special counsel.

    "Financing Documents" means, collectively, each of the separate Note Purchase Agreements, as amended, the Notes, as amended, the Subsidiary Guaranties, and each of the other documents executed in connection with any of the foregoing, as any such documents may be amended from time to time.

    "Local Counsel" has the meaning assigned to such term in Section 5(c) of this Third Standstill Agreement.

    "1995 Note Purchase Agreement" has the meaning assigned to such term in the first "whereas" clause of this Third Standstill Agreement.

    "1995 Noteholders" means the parties listed in Schedule A hereto.

    "1995 Notes" has the meaning assigned to such term in the first "whereas" clause of this Third Standstill Agreement.

    "1999 Note Purchase Agreement" has the meaning assigned to such term in the second "whereas" clause of this Third Standstill Agreement.

    "1999 Noteholders" means the parties listed in Schedule B hereto.

    "1999 Notes" has the meaning assigned to such term in the second "whereas" clause of this Third Standstill Agreement.

    "Note Purchase Agreements" has the meaning assigned to such term in the fourth "whereas" clause of this Third Standstill Agreement.

    "Noteholder Consent" has the meaning assigned to such term in clause (vi) of the definition of "Termination Event."

    "Noteholders" has the meaning assigned to such term in the first paragraph of this Third Standstill Agreement.

    "Notes" has the meaning assigned to such term in the fifth "whereas" clause of this Third Standstill Agreement.

    "Original Standstill Agreement" has the meaning assigned to such term in the eighth "whereas" clause of this Third Standstill Agreement.

    "Original Termination Date" has the meaning assigned to such term in the eighth "whereas" clause of this Third Standstill Agreement.

    "Person" means and includes an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or any government or any department or agency thereof.

    "Potential Default" means an Event of Default listed on Exhibit A2 hereto.

    "Required Noteholders" means the holders of a majority of the unpaid principal amount of each of the 1995 Notes, the 1999 Notes and the 2001 Notes, respectively, then outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

    "Seismic Advisor" has the meaning assigned to such term in Section 5(c) of this Third Standstill Agreement.

    "Seller" has the meaning assigned to such term in Section 5(g) of this Third Standstill Agreement.

    "Senior Officer" means with respect to any Person, any member of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, the general counsel, the president and any vice president or more senior officer of such Person, whether currently or formerly serving the Company in that or any other capacity included herein.

    "Series B Notes" has the meaning assigned to such term in the first "whereas" clause of this Third Standstill Agreement.

    "Series C Notes" has the meaning assigned to such term in the first "whereas" clause of this Third Standstill Agreement.

    "Series D Notes" has the meaning assigned to such term in the second "whereas" clause of this Third Standstill Agreement.

    "Series E Notes" has the meaning assigned to such term in the second "whereas" clause of this Third Standstill Agreement.

    "Series F Notes" has the meaning assigned to such term in the second "whereas" clause of this Third Standstill Agreement.

    "Series G Notes" has the meaning assigned to such term in the third "whereas" clause of this Third Standstill Agreement.

    "Series H Notes" has the meaning assigned to such term in the third "whereas" clause of this Third Standstill Agreement.

    "Series I Notes" has the meaning assigned to such term in the third "whereas" clause of this Third Standstill Agreement.

    "Standstill Period" means the period commencing on the Third Standstill Effective Date and ending on the Termination Date.

    "Steering Committee" means an ad hoc working group of Noteholders from time to time who work with the Company and its professionals and with the Noteholders and their professionals and advisors regarding the defaults.

    "Subsidiary Guarantors" means all of the Subsidiaries party to Subsidiary Guaranties.

    "Termination Date" means the earlier of

            (i) June 2, 2003; or

            (ii) the date of the occurrence of any Termination Event; or

            (iii) the date that any Termination Notice is delivered.

    "Termination Event" means

    (i) the failure by the Company to perform any covenant set forth in this Third Standstill Agreement, including, without limitation, in Section 5 and Section 9;

    (ii) the failure of any representation or warranty in Section 6 to be true and correct;

    (iii) the occurrence of any Default or Event of Default other than an Existing Event of Default or a Potential Default;

    (iv) on or after the Third Standstill Effective Date the Company or any Subsidiary is (A) in default (as principal or as guarantor or other surety) in payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto or (B) in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and, as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates or payment (excluding, in each case, Debt consisting of Winthrop Lease obligations);

    (v) as a consequence of the occurrence or continuation of any event or condition, (x) the Company or any Subsidiary has become or is obligated on or after the Third Standstill Effective Date to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right on or after the Third Standstill Effective Date to require the Company or any Subsidiary to purchase or repay Debt or other amounts before its regular maturity or before its regularly scheduled dates or payment in an aggregate outstanding principal amount of at least $5,000,000 (excluding, in each case, Debt consisting of Winthrop Lease obligations);

    (vi) a violation by the Company or a Subsidiary of any term or condition of the Noteholder Consent dated as of July 15, 2002 between the Company and certain of the Noteholders (as supplemented by that certain Noteholder Consent dated as of August 30, 2002, that certain Noteholder Consent dated as of September 30, 2002 and as further supplemented or amended from time to time, the "Noteholder Consent");

    (vii) the expiration (without extension, renewal or replacement on substantially similar terms) or the termination of the Royal Bank of Canada facilities listed on Exhibit B hereto;

    (viii) (a) except as set forth in (vii) directly above, (1) the pre-payment or purchase of any Debt in respect of the facilities listed on Exhibit B hereto, unless in the course of making such payment the Company shall prepay each outstanding Note in a principal amount equal to the ratable portion that such Note represents of all outstanding Debt of the Company (i.e., if a certain percentage of a Debt was to be prepaid or purchased, then the same percentage of each Note must be similarly prepaid or purchased), or (2) the payment or purchase of any Note, unless in the course of making such payment the Company shall pay each outstanding Note in a principal amount equal to the ratable portion that such Note represents of all outstanding Notes and (b) the pre-payment, purchase, or scheduled payment of any Debt owed directly or indirectly in respect of Senior Officers (excluding the payment made in or about November 2002 to Comerica with respect to the Company's obligations thereto);

    (ix) (a) the failure of the Company, on or before December 11, 2002, to present a formal counter proposal in respect of the term sheet delivered by the Noteholders and their special counsel to the Company on November 15, 2002 or (b) the failure of the Company, on or before December 17, 2002, to attend meetings with the Noteholders and/or their special counsel at the Noteholders' reasonable request to discuss outstanding issues in respect of the restructuring of the Notes and the term sheet described in clause (a) hereof;

    (x) the failure of the Company and the Restricted Subsidiaries to execute an agreement in principle and term sheet setting forth the terms of the restructuring in respect of the Notes (collectively, the "Agreement in Principle") that is satisfactory in form, scope and content to the Noteholders on or before January 24, 2003;

    (xi) the failure substantially to complete documentation consistent with the terms and conditions set forth in the Agreement in Principle and as otherwise required by the Noteholders to implement the restructuring thereof on or before February 28, 2003; or

    (xii) the failure to deliver the following due diligence materials (in form and substance satisfactory to the Noteholders) on or before December 15, 2002:

        (a) copies of background checks completed by Ernst & Young on the proposed Interim Chief Executive, Interim General Counsel and Interim Chief Audit Executive;

        (b) an executed Common Interest Agreement or similar understanding acceptable to the Noteholders among, inter alia, the Company, its Subsidiaries and the Noteholders;

        (c) a summary of Directors and Officers' and other insurance policies including information on types of coverage, insured amounts, deductible amounts and effective dates of coverage;

        (d) to the extent available to, or in possession of, the Company and/or its professionals, detailed information of tax attributes of the Company, provided however that the Company will work with the Noteholders to obtain additional information as to the tax attributes of the Company as reasonably requested by the Noteholders;

        (e) a summary of all on-going litigation, including a description of all matters (whether filed against the Company or instituted by the Company or any Subsidiary against any Person), the amounts claimed in each matter, the status of each matter and the likely recovery or loss (and if a loss whether there is likely to be insurance coverage for any part of the loss);

         (f) a summary of all governmental investigations;

        (g) a list of the Company's current and former officers and directors beginning in 1990 to the date hereof;

            (h) copies of the employment agreements for the prospective executives referred to in clause (a) above; and

        (i) to the extent available to, or in the possession of, the Company and/or its professionals, valuation data relating to the seismic libraries, provided however that the Company will work with the Noteholders to obtain additional information as to the valuation data relating to the seismic libraries as reasonably requested by the Noteholders.

    "Termination Notice" has the meaning assigned to such term in Section 2(b) of this Third Standstill Agreement.

    "Third Standstill Effective Date" has the meaning assigned to such term in Section 8 of this Third Standstill Agreement, but in all respects shall be deemed to be nunc pro tunc to December 2, 2002.

    "2D Data Sale" has the meaning assigned to such term in Section 5(g) of this Third Standstill Agreement.

    "2001 Note Purchase Agreement" has the meaning assigned to such term in the third "whereas" clause of this Third Standstill Agreement.

    "2001 Noteholders" means the parties listed in Schedule C hereto.

    "Winthrop Lease" means the Lease Agreement dated October 3, 2001, from Winthrop Resources Corporation to Seitel, Inc. with respect to computer and related equipment.

2.    STANDSTILL period.

    (a)    Standstill Period.  The Noteholders agree, during the Standstill Period, to forbear from exercising any rights and remedies they may have under any or all of the Note Purchase Agreements or any of the Notes or any of the other Financing Documents solely as a result of the existence or occurrence of any Existing Event of Default or Potential Default. The Company acknowledges that upon the termination of the Standstill Period, such forbearance by the Noteholders shall terminate and the Noteholders may immediately exercise, without further notice, any one or more of such rights and remedies without notice or demand in respect of any Default, Event of Default, Existing Event of Default or Potential Default. The Company has indicated that during the Standstill Period it may identify asset sales or alternative financing that will enable it to meet certain of its immediate cash needs, and the Company has indicated that it will present for Noteholder approval any such proposed asset sales or financing arrangements.

    (b)    Noteholders' Termination Notice.  Notwithstanding anything contained herein to the contrary, at any time that the Noteholders holding more than fifty percent (50%) of the unpaid principal amount of Notes (without regard to Series) shall in their absolute and unfettered discretion deliver written notice (a "Termination Notice") to the Company stating that such Noteholders are terminating this Third Standstill Agreement, any and all of the Noteholders' obligations under this Third Standstill Agreement shall terminate in full on the 5th Business Day after sending such Termination Notice, and thereafter any Noteholder shall be entitled to immediately exercise, without further notice, any one or more rights and remedies that it may have under any of the Note Purchase Agreements, any of the Notes or any of the other Financing Documents.

3.    AMENDMENTS.

        3.1    Interest Rate.  Each of the Note Purchase Agreements and the Notes is hereby amended to effect an increase in the interest rate payable on each Note of twenty-five basis points (0.25%) per annum above the interest rate originally provided for in each such Note, and to change each reference to the interest rate applicable to any Note to such increased interest rate, in each case with respect to the period from July 17, 2002 through and including June 2, 2003. No other action on the part of the Company (including no physical notation on any Note) shall be necessary to give effect to this amendment.

        3.2    Deferred Maturity.  Section 8.1 of the 1995 Note Purchase Agreements is hereby amended by deleting "December 30, 2002" and substituting therefor "June 2, 2003". Each other reference in the 1995 Note Purchase Agreements, the Series B Notes and the Series C Notes to the date "December 30, 2002" in respect of the maturity date of the Series B Notes and the Series C Notes shall be deemed to be a reference to "June 2, 2003."

4.    NOTICE OF TERMINATION EVENT.

  The Company shall give each of the Noteholders immediate written notice of the occurrence of (a) any Termination Event and (b) any Potential Default that has become an actual Event of Default. Delivery of such notices to the Noteholders' special counsel shall be deemed to comply with this provision.

5.    ADDITIONAL COVENANTS OF COMPANY.

        (a)    Override of Certain Financial Covenants.  During the period from July 17, 2002 through June 2, 2003, Sections 10.3 through 10.7 of the 1995 Note Purchase Agreement and the 1999 Note Purchase Agreement, and Sections 11.3 through 11.7 (i.e., "Debt Incurrence," "Liens," "Mergers and Consolidations," "Sale of Assets" and "Restricted Payments" and "Restricted Investments") of the 2001 Note Purchase Agreement, shall be suspended and, in lieu thereof, the Company shall, and shall cause its Subsidiaries to, comply with the provisions of Section 5(b) of this Third Standstill Agreement, provided, however, that no write-down of DDD Energy, Inc. assets or assets constituting the maritime seismic data library on the Company's, a Subsidiary's, or any consolidated, financial statements shall cause any Default or Event of Default under the Note Purchase Agreements or the Notes, or a Termination Event hereunder, during the Standstill Period./

        (b)    Supplemental Covenants of the Company.  During the period from July 17, 2002 through June 2, 2003, the Company shall not, and shall not permit any Subsidiary (including, without limitation, any Subsidiary organized under the laws of, or otherwise existing or domiciled in, Canada or any province or other jurisdiction therein (the "Canadian Subsidiaries")) to:

    (i)    make, directly or indirectly, any Restricted Payment (references to "Restricted Subsidiaries" in the definition of "Restricted Payment" being deemed to be references to "Subsidiaries" except for the second reference to "Restricted Subsidiaries" in the parenthetical expression in paragraph (a) of the definition of "Restricted Payment");

    (ii)    make, directly or indirectly, any Restricted Investment, provided that the Company and the Subsidiaries may make Restricted Investments constituting unsubordinated debt obligations of Unrestricted Subsidiaries during the period from July 17, 2002 through and including June 2, 2003, in an amount limited to (x) an aggregate amount of $6,000,000 of Restricted Investments that are made by the Company and the Restricted Subsidiaries in Seitel Solutions, Ltd. and/or Endeavor Exploration, LLC, (y) an aggregate amount of $2,500,000 of Restricted Investments that may be made by the Company in respect of the Winthrop Lease and (z) to the extent not otherwise available from the Canadian Subsidiaries, an aggregate amount of $1,000,000 of Restricted Investments that are made by the Company and the Restricted Subsidiaries in the Canadian Subsidiaries in respect of a certain lease agreement with I.B.M., provided, however, that Canadian Subsidiaries shall be permitted to make Restricted Investments in other Canadian Subsidiaries in the ordinary course of business of such entities;

    (iii)    create, incur or assume any Debt, provided that the Company and the Subsidiaries (including, without limitation, the Canadian Subsidiaries) shall not be prohibited from drawing amounts available under existing revolving credit lines and facilities and term loans (as in effect on the date hereof) identified as items (3) and (4) on Exhibit B hereto, and including replacements therefor on substantially similar terms that are subject to the same limits, and provided that the Company and the Subsidiaries (including, without limitation, the Canadian Subsidiaries) shall not be prohibited from maintaining, incurring or renewing up to $1,000,000 in the aggregate of unsecured financing for insurance premiums;

    (iv)    effectuate any Transfer (including, without limitation, any Transfer involving the assets of DDD Energy, Inc.) except for (A) Transfers of inventory in the ordinary course of business, (B) Transfers to Unrestricted Subsidiaries permitted pursuant to clause (ii) above, (C) Transfers to Wholly-Owned Restricted Subsidiaries in the ordinary course of business, (D) Transfers to Affiliates that constitute joint ventures of the Company or its Subsidiaries with unrelated third parties, which Transfers are made in the ordinary course of business and pursuant to preexisting contractual obligations of the Company and the Subsidiaries, in an aggregate amount for the period from July 17, 2002 through and including June 2, 2003 not to exceed $1,200,000 of capital expenditures for exploration and production activities, and $38,000,000 of capital expenditures for seismic data acquisition projects, and (E) Transfers that have been approved in advance by the Required Noteholders in writing;

    (v)    settle, sell, compromise and/or discount any loans made to any current or former officers, directors and/or employees of the Company or any Subsidiary;

    (vi)    agree upon, effectuate or enter into any settlement agreement, compromise, release, indemnity or related agreement with any Senior Officer of the Company or any Subsidiary without first providing twenty (20) days prior written notice to the Noteholders;

    (vii)    hire, retain, employ or agree to hire, retain or employ any new Senior Officer without first providing twenty (20) days prior written notice to the Noteholders;

    (viii)    settle, sell, compromise and/or discount any litigation against the Company that has a claimed value of more than $100,000, including, without limitation, any shareholder or class action lawsuits without obtaining the prior written consent of the Required Noteholders; except to the extent the full amount of such settlement is covered by and paid for by insurance (not including any settlements covered by and paid for by directors and officers insurance), in which event no prior consent shall be necessary;

    (ix)    merge or consolidate with any other Person;

    (x)    pay any bonuses, settlement payments, or pay any advances on commissions, to any Senior Officer of the Company or any Subsidiary, other than such payments that are due and payable during the Standstill Period that are identified on Exhibit C hereto, or which otherwise have been approved in advance by the Required Noteholders in writing; or

    (xi)    create, incur or assume any Lien upon any of the property or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, except for those Liens permitted by Section 10.4(a) through (i) of the 1995 Note Purchase Agreement and the 1999 Note Purchase Agreement, and Section 11.4(a) through (i) of the 2001 Note Purchase Agreement.

    (c)    Advisors.  The Company agrees to the hiring or the continued employment, as the case may be, by the Noteholders and their special counsel of (i) a seismic expert and advisor (the "Seismic Advisor") to the Noteholders and their special counsel, provided that the Noteholders shall initially consult with the Company as to the scope of work the Seismic Advisor will undertake and the costs that shall likely be incurred, (ii) the Financial Advisor, (iii) local counsel in one or more applicable states to the Noteholders who can render advice and services in connection with state and local specific law and bankruptcy law (collectively, the "Local Counsel") and (iv) local Canadian counsel to the Noteholders (the "Canadian Counsel") who can render advice and services in connection with Canadian legal issues, and each such advisor shall be selected by the Noteholders in their sole discretion. The Company further agrees to pay all reasonable fees and expenses, in accordance with Section 9 of this Third Standstill Agreement, that are incurred by the Noteholders (or their special counsel) as a result of retaining the Seismic Advisor, the Financial Advisor, Local Counsel and Canadian Counsel. The Company shall provide the Seismic Advisor and the Financial Advisor with full onsite access to the Company's books and records and the opportunity to discuss the Company's financial condition, performance, financial statements and other matters pertinent to the Noteholders' investment in the Company with its officers, directors, independent accountants and financial advisors in order to permit the Seismic Advisor and the Financial Advisor to fully investigate any matter that arises during their review of the financial information of the Company and its Subsidiaries. Neither the Seismic Advisor nor the Financial Advisor shall have any duty to share its work product with, or accept instructions from, the Company or any other Person working on the Company's behalf.

    (d)    Joint Ventures.  Neither the Company nor any Subsidiary (including, without limitation, DDD Energy, Inc.) shall enter into any joint venture or similar arrangement with any Person (including, without limitation, with Rising Star Energy, L.L.C. and/or any Affiliates thereof) without the prior written consent of the Required Noteholders, to be granted or withheld in their reasonable discretion.

    (e)    Certain Interest Payments.  The Company shall pay in cash to the Noteholders in respect of the Notes (i) ratable interest on the Notes monthly on the second of each month commencing with December 2, 2002 or the first Business Day thereafter, through the conclusion of the respective terms of the Notes as provided in the Note Purchase Agreements and (ii) at the time or times provided in Section 2(c) of the Noteholder Consent, the amount of interest due on the Notes at such time or times. Notwithstanding the provisions in the Note Purchase Agreements, during the Standstill Period, any failure to pay interest pursuant to this section 5(e) for more than two (2) Business Days after the same becomes due and payable shall be deemed to be Event of Default.

    (f)    Additional Information.  The Company shall promptly deliver to each Noteholder (i) a copy of any report prepared by any third party for the benefit of the Company or any of its Subsidiaries other than by legal counsel for the Company in a situation in which the delivery of materials may be deemed to be a waiver of the attorney-client privilege or the solicitor-client privilege, as the case may be, provided that the Company shall endeavor to provide information by redacting privileged portions; and (ii) such data and information as any Noteholder may request, including, without limitation, data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries or relating to litigation involving the Company, its Subsidiaries or any present or former directors or Senior Officers, or relating to the ability of the Company to perform its obligations hereunder and under the Financing Documents or the ability of any Subsidiary Guarantor to perform its obligations under any Subsidiary Guaranty.

    (g)    Consent to Sales; Escrow Arrangement.  The Required Noteholders hereby consent to (i) the sale of certain gas and oil properties and other assets held by DDD Energy, Inc., a Restricted Subsidiary (the "Seller"), to Vision Resources, LLC pursuant to the terms of that certain purchase offer letter dated October 25, 2002 attached hereto as Exhibit 5(g)(i) (this consent is explicitly limited to the terms contained in such October 25, 2002 letter, including, without limitation, purchase price, assumption of liabilities, etc., regardless of any date of termination contained therein) (the "DDD Sale"); and (ii) the sale of 100% of the Company's proprietary, joint or revenue related right, title and interest in and to the Company's 2D seismic data located onshore and offshore in the United States, including Alaska and the Gulf of Mexico and its other waters pursuant to the letter agreement dated October 15, 2002 attached hereto as Exhibit 5(g)(ii) (this consent is explicitly limited to the terms contained in such October 15, 2002 letter, including, without limitation, purchase price, assumption of liabilities, etc., regardless of any date of termination contained therein) (the "2D Data Sale"); provided that the Company shall, and shall cause each of its Subsidiaries to, promptly deposit into an account (the "Escrow Account") at JPMorgan Chase Bank (the "Escrow Bank") all proceeds received in respect of the DDD Sale and the 2D Data Sale. The Escrow Account shall be subject to substantially the same terms and conditions as set forth in the Escrow Agreement dated as of August 2, 2002 by and among the Company, the Seller and the Escrow Bank (the "Escrow Agreement"), except that the Escrow Agreement shall be deemed to have been amended upon receipt of the Escrow Bank's consent referred to in Section 8 of this Third Standstill Agreement to provide that (A) the Company may not request a disbursement for any reason other than to pay interest on the Notes on December 2, 2002 and January 2, 2003, unless the Company has received prior written approval from the Required Noteholders; (B) the term "Deposit" as defined in section 2 of such Escrow Agreement is hereby deemed to include all proceeds received by the Company or its Subsidiaries from the DDD Sale and the 2D Data Sale as well as any proceeds received in respect of the immediately succeeding clause (C); (C) the Company shall, and shall cause each of its Subsidiaries to, promptly deposit into the Escrow Account all proceeds received from any sale of assets of the Company or any Subsidiary except assets sold in the ordinary course of business; provided, however, that such assets sales are consented to by the Required Noteholders; and (D) the reference to "the Noteholders" in section 4(a)(i) of the Escrow Agreement is hereby deemed to be "the Required Noteholders".

6.    REPRESENTATIONS AND WARRANTIES.

To induce the Noteholders to enter into this Third Standstill Agreement, the Company represents and warrants, as of the Third Standstill Effective Date, as follows:

    (a)     the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

    (b)     each of the Subsidiaries is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

    (c)     the execution and delivery of this Third Standstill Agreement is within the corporate powers of the Company and each Subsidiary Guarantor, has been duly authorized by the Company and each Subsidiary Guarantor and constitute a valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and except that such enforceability is subject to the availability of equitable remedies;

    (d)     the execution and delivery of this Third Standstill Agreement does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any property of the Company or any Subsidiary Guarantor under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company, any of its Subsidiaries, or any of their respective properties may be bound;

    (e)     each of the Notes, the Note Purchase Agreements and the other Financing Documents to which the Company and each Subsidiary Guarantor is a party, as modified by this Third Standstill Agreement, constitutes a valid and binding obligation of the Company and such Subsidiary Guarantor party thereto, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and except that such enforceability is subject to the availability of equitable remedies;

    (f)     except with respect to Existing Events of Default, there are, to the best present actual knowledge of the Company, no Defaults or Events of Default in existence on the Third Standstill Effective Date (although the Company continues its investigation and diligence into certain matters that may reveal the existence of additional Defaults or Events of Default); and

    (g)     except as disclosed on Exhibit B hereto, neither the Company nor any Subsidiary has any Debt to any Person or group of Persons that is outstanding (including any drawn or undrawn facilities providing for the incurrence of Debt) in an aggregate principal amount with respect to such Person or group of Persons of more than $5,000,000.

7.    NONWAIVER AND NO AMENDMENT.

        TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS, AND OTHER PROVISIONS HEREIN. Except as otherwise expressly provided for in this Third Standstill Agreement, the terms of this Third Standstill Agreement shall not operate as a waiver by any of the Noteholders of, or otherwise prejudice, the Noteholders' rights, remedies or powers under the Notes, the Note Purchase Agreements, the other Financing Documents, the Noteholder Consent or applicable law. With respect to any Event of Default under any of the Note Purchase Agreements, as modified by this Third Standstill Agreement, other than any Existing Event of Default or Potential Default, any of the Noteholders may exercise the rights, remedies and powers provided in such Note Purchase Agreement and the other Financing Documents in accordance with the terms of such documents regardless of whether such Event of Default shall exist on the date hereof or come into existence during the Standstill Period. Except to the extent expressly provided for herein, this Third Standstill Agreement shall not operate to waive or otherwise prejudice any rights which the Noteholders may have against the Company, any party to a Subsidiary Guaranty or any other Person arising under the Note Purchase Agreements, the Notes, the other Financing Documents, the Noteholder Consent or otherwise.

        Except as expressly provided herein, no terms or provisions of the Note Purchase Agreements, the Notes, the other Financing Documents or the Original Standstill Agreement are modified or changed by this Third Standstill Agreement, and all of the terms and provisions of the Note Purchase Agreements, the Notes, the other Financing Documents and the Original Standstill Agreement shall continue in full force and effect. The Company and the parties to the Subsidiary Guaranties hereby acknowledge and reaffirm all of their respective obligations and duties under each of the Note Purchase Agreements, the Notes and the other Financing Documents to which each is a party, as each such Financing Document is modified by this Third Standstill Agreement.

8.    THIRD STANDSTILL EFFECTIVE DATE.

        Each provision of this Third Standstill Agreement shall become effective on the first date (the "Third Standstill Effective Date") on which (a) the Company and the Noteholders required by each Note Purchase Agreement to effect waivers and amendments thereunder respectively shall have executed and delivered this Third Standstill Agreement, (b) the Escrow Bank shall have consented to the amendments to the Escrow Agreement contained in Section 5(g), and (c) the Company shall have paid the fees and expenses to be paid on behalf of the Noteholders pursuant to Section 9 of this Third Standstill Agreement (to the extent a statement therefor has been presented to the Company on or prior to the Third Standstill Effective Date).

9.    EXPENSES AND FEES.

        Without limiting anything set forth in the Note Purchase Agreements, the Company hereby agrees to pay promptly all reasonable costs and expenses of the Noteholders (it being understood and agreed by the Company that the Noteholders shall have wide latitude on the scope and depth of legal analysis they obtain from their legal and financial advisors to evaluate, explore, and protect Noteholder interests regarding the Company and the Notes in light of existing defaults, accounting and executive officer irregularities, and related matters affecting the Company's business plan, viability, and restructuring prospects), including, without limitation, the fees and expenses of (a) Bingham McCutchen LLP, special counsel to the Noteholders, (b) the Financial Advisor, (c) the Seismic Advisor, (d) the Local Counsel and (e) the Canadian Counsel, and also including the reasonable out-of-pocket travel and other expenses of the Noteholders incurred in connection with this Third Standstill Agreement and the collection of any sum owed to any of the Noteholders by the Company and in otherwise assessing, analyzing, evaluating, protecting, asserting, defending or enforcing any rights or remedies which are or may be available to the Noteholders, including, without limitation, representatives of the Noteholders in any bankruptcy proceeding. Any statement or invoice for fees and expenses rendered by any advisor to the Noteholders shall be sent to the Company with a copy provided to the Steering Committee and shall be payable by the Company within five (5) Business Days of receiving any statement or invoice therefor together with a statement to the effect that such invoice or statement was approved by the Noteholders. As between the Noteholders and their advisors, such approval will be deemed to have occurred if the Steering Committee shall not have affirmatively objected to such statement or invoice within three (3) Business Days after such statement or invoice was sent, and thus, if after such three (3) Business Days, no objection shall have been received, such advisor may submit its statement or invoice to the Company stating that the Noteholders have approved such statement or invoice.

10.    RATIFICATION, ETC.

    (a)    The Company hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Note Purchase Agreements, the Notes and the other Financing Documents and any document or instrument delivered pursuant to or in connection with the Financing Documents and acknowledges (i) that all such instruments and documents shall continue in full force and effect and (ii) that as of the Third Standstill Effective Date, it has no knowledge of any claim or cause of action it may have against any Noteholder (or any of its respective directors, officers, employees or agents) or any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to any Noteholder nor does it have any intention of bringing any such claim or cause of action against any Noteholder in respect of the foregoing.

    (b)    Each Subsidiary Guarantor hereby adopts again, ratifies and confirms, as its own act and deed, its respective Subsidiary Guaranty and the other instruments or documents delivered in connection with such Subsidiary Guaranty and purported to be executed by it and acknowledges (i) that its respective Subsidiary Guaranty and other related instruments and documents shall continue in full force and effect and (ii) that as of the Third Standstill Effective Date, it has no knowledge of any claim or cause of action it may have against any Noteholder (or any of its respective directors, officers, employees or agents) or any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to any Noteholder nor does it have any intention of bringing any such claim or cause of action against any Noteholder in respect of the foregoing.

    (c)    The Company and each Subsidiary Guarantor hereby waives all suretyship defenses of whatsoever nature arising out of any Noteholder's dealings with the Company or any such Subsidiary Guarantor in respect of the Note Purchase Agreements, the Notes, the Subsidiary Guaranties or any other Financing Document or otherwise.

    (d)    This Third Standstill Agreement shall not, under any jurisdiction whatsoever, be deemed to be or be construed as a novation of the respective rights and obligations of the parties hereto under the Note Purchase Agreements, the Notes, or any of the Financing Documents. All guarantees, including the Subsidiary Guaranties, existing as of the date hereof among the parties hereto (including their successors and assigns) shall remain valid and enforceable and shall continue to secure the obligations of the Company pursuant to the Note Purchase Agreements and the Notes.

11.    Acknowledgement of Company.

        The Company acknowledges that (a) except as expressly set forth herein, none of the Noteholders has agreed to (and none has any obligation whatsoever to discuss, negotiate or agree to) any other restructuring, modification, amendment, waiver or forbearance with respect to the Notes or the Note Purchase Agreements; (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Notes, the Note Purchase Agreements or any of the Financing Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each party hereto; (c) the execution and delivery of this Third Standstill Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of any Noteholder with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Notes, the Note Purchase Agreements or any of the Financing Documents; and (d) the Noteholders assert that they have heretofore properly performed and satisfied in a timely manner all of their respective obligations, if any, to the Company and each Subsidiary Guarantor, and neither the Company nor any Subsidiary Guarantor refutes such assertion as of the Third Standstill Effective Date.

12.    INDEMNIFICATION.

        From and at all times after the Third Standstill Effective Date, and in addition to all of the Noteholders' other rights and remedies against the Company and the Subsidiary Guarantors, the Company and each Subsidiary Guarantor agrees to indemnify and hold harmless each of the Noteholders and each director, officer, employee, agent, investment advisor and affiliate of each such Noteholder against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against such Noteholder or any such director, officer, employee, agent or affiliate, from and after the date hereof, whether direct or indirect, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Third Standstill Agreement or the other Financing Documents or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder, whether or not such Noteholder or any such director, officer, employee, agent or affiliate is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct, gross negligence or bad faith of such indemnified party. All of the foregoing losses, damages, costs and expenses of any Noteholder shall be payable as and when incurred upon demand by such Noteholder and shall be additional obligations hereunder. The obligations of the Company and the Subsidiary Guarantors and the rights of the Noteholders under this Section 12 shall survive payment of the Notes and the termination of this Third Standstill Agreement.

13.    HEADINGS.

        All headings and captions preceding the text of the several Sections of this Third Standstill Agreement are intended solely for the convenience of reference and shall not constitute a part of this Third Standstill Agreement nor shall they affect its meaning, construction or effect.

14.    ENTIRE AGREEMENT.

        This Third Standstill Agreement, the Note Purchase Agreement, the Notes and the other Financing Documents, as amended to the date hereof, embody the entire agreement and understanding between the Noteholders, the Company and the parties to the Subsidiary Guaranties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof except as otherwise stated in Section 7 hereof.

15.    GOVERNING LAW.

        This Third Standstill Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

16.    DIRECTLY OR INDIRECTLY.

        Where any provision in this Third Standstill Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership or limited liability company in which such Person is a general partner or managing member, as applicable.

17.    NO THIRD PARTY BENEFICIARIES.

        This Third Standstill Agreement is solely for the benefit of the Noteholders hereto and their respective successors and assigns, and the Company to the extent specifically provided herein, but is not for the benefit of any other Person or entity, including, without limitation, any guarantor of the obligations of the Company (except to the extent specifically provided herein). No other Persons are intended to be third-party beneficiaries hereunder or to have any right, benefit, priority or interest under, or shall have any right to enforce this Third Standstill Agreement.

18.    COUNTERPARTS.

        This Third Standstill Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. An executed copy of this Third Standstill Agreement sent by facsimile shall be effective as an original.

19.    NOTICES.

    All communications under this Third Standstill Agreement shall be made in accordance with the Note Purchase Agreements.

20.    SEVERABILITY.

        Any provision of this Third Standstill Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.    AMENDMENT TO THIS THIRD STANDSTILL AGREEMENT.

        Any provision in this Third Standstill Agreement other than Section 3.2 may be amended, waived or otherwise modified upon the written consent of the Noteholders required by each Note Purchase Agreement to effect waivers and amendments thereunder respectively. Section 3.2 may only be shortened, extended, amended, waived or otherwise modified with the written consent of the holders of the Series B Notes and the holders of the Series C Notes as required by the 1995 Note Purchase Agreements.

[Remainder of page intentionally left blank. Next page is signature page.]

In witness whereof, the parties hereto have caused this Third Standstill Agreement to be executed by their authorized officers as of the date first written above.

SEITEL, INC.

By /s/
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: David L. Babson & Company Inc. as Investment Adviser

By /s/
Name:
Title:

C.M. LIFE INSURANCE COMPANY

By: David L. Babson and Company Inc. as Investment Sub-Adviser

  By /s/
  Name:
  Title:

  MASSMUTUAL ASIA LIMITED

  By: David L. Babson & Company Inc. as Investment Adviser

  By /s/
  Name:
  Title:

  SUNAMERICA LIFE INSURANCE Company

  FIRST SUNAMERICA LIFE INSURANCE Company

  By: AIG Global Investment Corp., Investment Adviser

  By /s/
  Name:
  Title:

  J. ROMEO & CO. as Nominee for

  MONY LIFE INSURANCE COMPANY

  By /s/
  Name:
  Title:

  J. ROMEO & CO. as Nominee for

  MONY LIFE INSURANCE COMPANY OF AMERICA

  By /s/
  Name:
  Title:

  UNITED OF OMAHA LIFE INSURANCE COMPANY

  By /s/
  Name:
  Title:

  PAN-AMERICAN LIFE INSURANCE COMPANY

  By
  Name:
  Title:

  PRINCIPAL LIFE INSURANCE COMPANY

  By: Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

  By /s/
  Name:
  Title:

  By /s/
  Name:
  Title:

  PRINCIPAL LIFE INSURANCE COMPANY, ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS

  By: Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

  By /s/
  Name:
  Title:

  By /s/
  Name:
  Title:

  CGU LIFE INSURANCE COMPANY OF AMERICA, a Delaware corporation (formerly known as Commercial

  Union Life Insurance Company of America)

  By: Principal Global Investors, LLC, a Delaware limited liability company, its attorney in fact

  By /s/
  Name:
  Title:

  By /s/
  Name:
  Title:

  ALLSTATE LIFE INSURANCE COMPANY

  By /s/
  Name:
  Title:

  By /s/
  Name:
  Title:

  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

  By /s/
  Name:
  Title:

  By /s/
  Name:
  Title:

  PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY

  THE PAUL REVERE LIFE INSURANCE COMPANY

  Severally By: Provident Investment Management, LLC

  Their: Agent

  By /s/
  Name:
  Title:

  PHOENIX LIFE INSURANCE COMPANY

  By /s/
  Name:
  Title:

  RELIASTAR LIFE INSURANCE COMPANY

  By: ING Investment Management, LLC, as Agent

  By /s/
  Name:
  Title:

  RELIASTAR LIFE INSURANCE Company F/K/A NORTHERN LIFE INSURANCE COMPANY

  By: ING Investment Management, LLC, as Agent

  By /s/
  Name:
  Title:

  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

  By: ING Investment Management LLC, as Agent

  By /s/
  Name:
  Title:

  SECURITY CONNECTICUT LIFE INSURANCE COMPANY

  By: ING Investment Management LLC, as Agent

  By /s/
  Name:
  Title:

  TRUSTMARK LIFE INSURANCE CO.

  By /s/
  Name:
  Title:

  REPUBLIC WESTERN INSURANCE COMPANY

  By /s/
  Name:
  Title:

  OXFORD LIFE INSURANCE COMPANY

  By /s/
  Name:
  Title:

  UNITED LIFE INSURANCE COMPANY

  By /s/
  Name:
  Title:

  THE GUARDIAN  INSURANCE & ANNUITY COMPANY, INC.

  By /s/
  Name:
  Title:

  FORT DEARBORN LIFE INSURANCE COMPANY

  By: Guardian Investor Services LLC

  By /s/
  Name:
  Title:

  THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

  BBy /s/
  Name:
  Title:

  BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

  By /s/
  Name:
  Title:

  NATIONWIDE LIFE INSURANCE COMPANY

  By /s/
  Name:
  Title:

  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

  By /s/
  Name:
  Title:

  CONNECTICUT GENERAL LIFE INSURANCE COMPANY

  By: CIGNA Investments, Inc. (authorized agent)

  By /s/
  Name:
  Title:

  LIFE INSURANCE COMPANY OF NORTH AMERICA

  By: CIGNA Investments, Inc. (authorized agent)

  By /s/
  Name:
  Title:

  LONESTAR PARTNERS, L.P.

  By __________________________
  Name:
  Title:

  COHANZICK HIGH YIELD PARTNERS, LP

  By __________________________
  Name:
  Title:

  Cohanzick Credit Opportunities Fund, Ltd.

  By __________________________
  Name:
  Title:

  AMERICAN INVESTORS LIFE INSURANCE COMPANY

  By: AmerUs Capital Management Group, Inc., its authorized attorney-in-fact

  By /s/
  Name:
  Title:

  Accepted and Agreed:

  SEITEL DATA CORP.

  By /s/
  Name:
  Title:

  SEITEL DATA, LTD.
  By: Seitel Delaware, Inc., general partner

  By /s/
  Name:
  Title:

  N360X, L.L.C.
  By: Seitel Management, Inc.,
  managing member

  By /s/
  Name:
  Title:

  SEITEL MANAGEMENT, INC.

  By /s/
  Name:
  Title:

  SEITEL GEOPHYSICAL, INC.
  DDD ENERGY, INC.
  SEITEL GAS & ENERGY CORP.
  SEITEL POWER CORP.
  SEITEL NATURAL GAS, INC.
  MATRIX GEOPHYSICAL, INC.
  EXSOL, INC.
  DATATEL, INC.
  SEITEL OFFSHORE CORP.
  SEITEL INTERNATIONAL, INC.
  AFRICAN GEOPHYSICAL, INC.
  GEO-BANK, INC.
  ALTERNATIVE COMMUNICATION
  ENTERPRISES, INC.
  SEITEL DELAWARE, INC.

  By /s/
  Name:
  Title:

  EXHIBIT A1
  EXISTING EVENTS OF DEFAULT

  A. 1995 Note Purchase Agreement
    The failure of the Company to comply with Section 10.2 for the period of four consecutive fiscal quarters ended on each of March 31, 2002, June 30, 2002 and September 30, 2002.

    The failure of the Company to comply with Section 10.3(a) as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

    The failure of the Company to comply with Section 10.7(a) by making Restricted Payments and/or Restricted Investments through June 30, 2002 and September 30, 2002 that exceeded the permissible amount under Section 10.7(a) without giving effect to the Original Standstill Agreement.

  B. 1999 Note Purchase Agreement
    The failure of the Company to comply with Section 10.1 as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

    The failure of the Company to comply with Section 10.2 for the period of four consecutive fiscal quarters ended on each of March 31, 2002, June 30, 2002, and September 30, 2002.

    The failure of the Company to comply with Section 10.3(a) as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

    The failure of the Company to comply with Section 10.7(a) by making Restricted Payments and/or Restricted Investments through March 31, 2002, June 30, 2002 and September 30, 2002 that exceeded the permissible amount under Section 10.7(a) without giving effect to the Original Standstill Agreement.

  C. 2001 Note Purchase Agreement
    The failure of the Company to comply with Section 11.1 as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

    The failure of the Company to comply with Section 11.2 for the period of four consecutive fiscal quarters ended on each of March 31, 2002, June 30, 2002 and September 30, 2002.

    The failure of the Company to comply to Section 11.3(a) as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

    The failure of the Company to comply with Section 11.7(a) by making Restricted Payments and/or Restricted Investments through June 30, 2002 and September 30, 2002 that exceeded the permissible amount under Section 11.7(a) without giving effect to the Original Standstill Agreement.
  D.    Default under facility with Heller Financial Services Inc. in the principal amount of approximately $10,000,000.00.

  E.    Default under guaranty to BankOne NA in the approximate amount of $540,000.00 of the obligations thereto of Paul Frame.

  Note: The covenant compliance for the 1995 Note Purchase Agreement, the 1999 Note Purchase Agreement and the 2001 Note Purchase Agreement have been calculated based on actual results as of and for the quarter ended September 30, 2002. Such results have not been adjusted to exclude any amounts related to the marine seismic impairment or the oil & gas property impairments recorded by the Company in the quarter ended June 30, 2002.

  EXHIBIT A2
  POTENTIAL DEFAULTS

  A. 1995 Note Purchase Agreement

  1. The failure of the Company to comply with Section 10.2 for the period of four consecutive fiscal quarters ended on each of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  2. The failure of the Company to comply with Section 10.3(a) as of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  B. 1999 Note Purchase Agreement

  1. The failure of the Company to comply with Section 10.1 as of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  2. The failure of the Company to comply with Section 10.2 for the period of four consecutive fiscal quarters ended on each of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  3. The failure of the Company to comply with Section 10.3(a) as of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  C. 2001 Note Purchase Agreement

  1. The failure of the Company to comply with Section 11.1 as of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  2. The failure of the Company to comply with Section 11.2 for the period of four consecutive fiscal quarters ended on each of as of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  3. The failure of the Company to comply to Section 11.3(a) as of as of December 31, 2002 and March 31, 2003 without giving effect to this Third Standstill Agreement.

  EXHIBIT B
  OUTSTANDING DEBT

  (1) Heller Financial Services Inc. in the amount of approximately $10,000,000, which obligation is secured by certain assets of the Company and/or the Subsidiaries

  (2) Alliance Agreement entered into as of December 1, 1999 between GECO-PRAKLA, a Division of Schlumberger Technology Corporation, and Seitel

  Data, Ltd. in the amount of approximately $5,000,000 (for acquisition costs of data in connection with data shoots undertaken in 2000 and 2001)

  (3) Royal Bank of Canada term loan in the outstanding principal amount as of November 15, 2002 of approximately (Canadian) $2,600,000, secured by certain assets of the Company and/or the Subsidiaries

  (4) Royal Bank of Canada revolving loan in the outstanding principal amount as of November 15, 2002 of approximately (Canadian) $600,000 (with a maximum principal amount of (Canadian) $5,000,000) with Olympic Seismic Ltd., secured by certain assets of the Company and/or the Subsidiaries

  (5) Lease Agreement dated October 3, 2001 from Winthrop Resources Corporation to Seitel, Inc. with respect to computer and related equipment

  (6) Guaranty to Bank One NA in the approximate amount of $540,000.00 of the obligations thereto of Paul Frame (subject to litigation).

  EXHIBIT C
  CERTAIN COMPENSATION CONTRACTS

  Monthly payments to Kevin Fiur solely in respect of monthly COBRA health insurance benefits.

  Payment of amounts owed in respect of the sale of certain DDD Energy, Inc. assets pursuant to an Employment Agreement dated February 12, 2001 between Matt Ramsey and DDD Energy, Inc. and Severance Agreement dated August 16, 2002.

  Payment of amounts owed in respect of the sale of certain DDD Energy, Inc. assets pursuant to an Employment Agreement dated January 1, 2002 between Lynn Conine and DDD Energy, Inc. and Severance Agreement dated August 16, 2002.

  Semi-monthly payments to Craig Comeaux of $10,416.67 for the period from October 16, 2002 to April 15, 2003 pursuant to the Separation Agreement dated October 8, 2002 between Craig Comeaux and Seitel, Inc.

  SCHEDULE A
  1995 NOTEHOLDERS

  Massachusetts Mutual Life Insurance Company
  SunAmerica Life Insurance Company
  First SunAmerica Life Insurance Company
  MONY Life Insurance Company
  MONY Life Insurance Company of America
  United of Omaha Life Insurance Company
  Pan-American Life Insurance Company

  SCHEDULE B
  1999 NOTEHOLDERS

  Principal Life Insurance Company
  Principal Life Insurance Company, on behalf of one or more separate accounts
  CGU Life Insurance Company of America
  Allstate Life Insurance Company
  Allstate Life Insurance Company of New York
  Provident Life and Accident Insurance Company
  The Paul Revere Life Insurance Company
  Massachusetts Mutual Life Insurance Company
  C.M. Life Insurance Company
  United of Omaha Life Insurance Company
  Phoenix Life Insurance Company
  Reliastar Life Insurance Company
  Northern Life Insurance Company
  Reliastar Life Insurance Company of New York
  Security Connecticut Life Insurance Company
  Trustmark Life Insurance Co.
  Pan-American Life Insurance Company
  Republic Western Insurance Company
  Oxford Life Insurance Company
  United Life Insurance Company
  Lonestar Partners LP
  Cohanzick High Yield Partners LP
  Cohanzick Credit Opportunities Fund LP

  SCHEDULE C
  2001 NOTEHOLDERS

  The Guardian Insurance & Annuity Company
  Fort Dearborn Life Insurance Company
  The Guardian Life Insurance Company of America
  Berkshire Life Insurance Company of America
  MONY Life Insurance Company
  Nationwide Life Insurance Company
  Nationwide Life and Annuity Insurance Company
  Connecticut General Life Insurance Company
  Life Insurance Company of North America
  Massachusetts Mutual Life Insurance Company
  C.M. Life Insurance Company
  MassMutual Asia Limited
  Allstate Life Insurance Company
  Principal Life Insurance Company
  Phoenix Life Insurance Company
  American Investors Life Insurance Company